UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2006

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2006, the Board of Directors of DNB Financial Corporation (“DNB”) approved deferred compensation plans for DNB’s non-employee directors and for certain senior executives of DNB. The plans are known as the Deferred Compensation Plan for Directors of DNB Financial Corporation (the “Directors Plan”) and the DNB Financial Corporation Deferred Compensation Plan (the “Officers Plan”). Each of the plans was adopted subject to the terms of the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan adopted effective November 24, 2004 (the “Omnibus Plan”) (the Omnibus Plan, Directors Plan and Officers Plan are sometimes referred to collectively as the “Plans”).

DNB’s non-employee directors are eligible to participate in the Directors Plan and DNB’s executive officers at the level of senior vice president and above are eligible to participate in the Officers Plan.  The Directors Plan permits a non-employee director of DNB or any of its direct or indirect subsidiaries to defer all or a portion of the compensation otherwise payable in cash or DNB stock to the director for his or her services as a member of the board of DNB or a subsidiary and committees thereof. The Officers Plan permits an eligible officer to elect to defer up to fifty percent (50%) of the regular salary otherwise payable in cash to the eligible officer and all or a portion of any annual or other periodic bonus otherwise payable in cash or DNB stock to the eligible officer. Each election is subject to and must be made in accordance with the terms of the respective Plans.  Deferred amounts will be payable on the date or dates selected by each participant in accordance with the terms of the applicable Plans or on such other date or dates as specified in the applicable Plans. The Plans permit the board of directors or administering committee to authorize distribution of all or a portion of a participant’s deferred compensation account in advance of the elected deferral date upon request of the participant if the board of directors or administering committee determines that the participant has experienced an unforeseeable emergency, within the meaning of Section 409A of the Internal Revenue Code.

When compensation that has been deferred in accordance with the applicable Plans would otherwise have been payable to a director or officer, DNB will credit the amount of the deferred compensation to a deferred compensation account for the director or officer. As to compensation that would otherwise have been payable in DNB stock, the amount subject to a deferral election will not be credited to the participant’s deferred compensation account until it vests pursuant to any vesting conditions that may be applicable to the DNB stock grant.

On the last business day of each calendar month, DNB will transfer to the rabbi trust referred to below and allocate to the participants’ deferred compensation accounts (i) at least that number of shares of DNB common stock having a fair market value equal to 110% of the amount of cash compensation the director or officer has elected to defer; and (ii) that number of shares of DNB stock granted to the participant in which the participant has vested during the month and to which a deferral election applies. For purposes of calculating the number of shares of DNB stock to be credited on account of cash compensation that is deferred, the “fair market value” of the stock will be the average of the mean between the bid and the asked price for the stock at the close of trading for the trading day immediately preceding the last business day of the calendar month. Cash dividends deemed to be paid with respect to the stock in each deferred compensation account shall also be allocated to the director’s or officer’s deferred compensation account and immediately reinvested in additional shares of DNB common stock in accordance with the same procedures and valuation provisions as are applicable under DNB’s dividend reinvestment plan from time to time.

Participants may not reallocate deferred amounts into any form other than DNB stock or stock for which DNB stock may hereafter be exchanged in accordance with the applicable Plans. The Omnibus Plan makes provisions with respect to adjustment of shares allocated to participants’ deferred compensation accounts in circumstances involving increases or decreases in the number of issued shares of DNB common stock, mergers or consolidations, other transactions such as dissolution or sale of assets of DNB, and other changes in the capitalization of or corporate changes with respect to DNB. Upon distribution, the amount in each director’s or officer’s deferred compensation account will be paid in shares of DNB common stock or stock for which DNB stock may hereafter be exchanged in accordance with the applicable Plans. The Plans provide that, without the express, written consent of the board or the administering committee, the shares of DNB stock to be issued on distribution may not be sold, hypothecated or otherwise transferred for a period of one (1) year from the date of distribution.

In connection with the Plan, DNB has created a nonqualified grantor trust, commonly known as a “Rabbi Trust.”  The assets of the trust will be used to pay participants’ benefits under the Plans.  From time to time but in no event less frequently than monthly, DNB will contribute to the trust the amounts DNB is obligated to credit to each participant’s deferred compensation account. However, assets cannot be set aside in the Rabbi Trust to fund nonqualified deferred compensation for any individual subject to Section 16(a) the 34 Act during any restricted period with respect to a defined benefit pension plan maintained by DNB or a member of the same controlled group as DNB. For this purpose, a “restricted period” exists with respect to a defined benefit pension plan (a) at any time while the employer sponsoring the defined benefit pension plan is in bankruptcy, (b) at any time beginning six months before and ending six months after the date the defined benefit pension plan is terminated in an involuntary or distress termination (per PBGC procedures), or (c) during any period in which the defined benefit pension plan is in "at risk status" within the meaning of the new pension funding rules enacted as part of the Pension Protection Act of 2006.

The assets of the trust are subject to the claims of DNB’s general creditors. The trust agreement provides that a participant’s rights or the rights of any other person to receive payment under a Plan may not be sold, assigned, transferred, pledged, mortgaged or otherwise encumbered, except that a participant may designate a beneficiary to receive the balance of the participant’s deferred compensation account upon the participant’s death. The initial trustee for the trust will be DNB First, National Association, the wholly owned subsidiary of DNB. The trustee may change.

The Plans are currently administered by DNB’s full board of directors, but they may hereafter be administered by a committee appointed by and serving at the discretion of the board of directors if the committee meets certain criteria set forth in the Omnibus Plan.

DNB’s board of directors reserves the right at any time to amend or terminate the Plans in whole or in part, retroactively or prospectively, for any reason and without the consent of any eligible director or employee, any participant or any beneficiary. However, no amendment may adversely affect the rights of a director or employee or his or her beneficiary with respect to amounts credited to the director’s or employee’s deferred compensation account prior to such amendment or alter the timing of distribution of any director’s or employee’s deferred compensation account. The trust is irrevocable and provides that it shall not terminate until the date on which the participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans (as certified to the trustee by DNB).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

October 3, 2006	By: /s/ Bruce E. Moroney
Name: Bruce E. Moroney
Title: Executive Vice President and Chief Financial Officer